======================================================================








                         THE DIAL CORPORATION

                       (a Delaware corporation)








                   4,695,751 Shares of Common Stock



                        U.S. PURCHASE AGREEMENT
















Dated:  November 10, 1997


======================================================================




                           TABLE OF CONTENTS
U.S. PURCHASE AGREEMENT...................................................1

      SECTION 1. Representations and Warranties...........................3

            (a) Representations and Warranties by the Company.............3

                     (i) Compliance with Registration Requirements........3
                     (ii) Incorporated Documents..........................4
                     (iii) Independent Accountants........................4
                     (iv) Financial Statements............................4
                     (v) No Material Adverse Change in Business...........4
                     (vi) Good Standing of the Company....................5
                     (vii) Good Standing of Subsidiaries..................5
                     (viii) Capitalization................................5
                     (ix) Authorization of Agreement......................6
                     (x) Authorization and Description of Securities......6
                     (xi) Absence of Defaults and Conflicts...............6
                     (xii) Absence of Labor Dispute.......................6
                     (xiii) Absence of Proceedings........................7
                     (xiv) Accuracy of Exhibits...........................7
                     (xv) Possession of Intellectual Property.............7
                     (xvi) Absence of Further Requirements................7
                     (xvii) Possession of Licenses and Permits............7
                     (xviii) Title to Property............................8
                     (xix) Environmental Laws.............................8
                     (xx) Investment Company Act..........................8
                     (xix) Tax Ruling.....................................8

            (b) Officer's Certificates....................................9

      SECTION 2. Sale and Delivery to U.S. Underwriters; Closing..........9

            (a) Initial Securities........................................9
            (b) Option Securities.........................................9
            (c) Payment...................................................9
            (d) Denominations; Registration..............................10

      SECTION 3. Covenants of the Company................................10

            (a) Compliance  with  Securities  Regulations and
                     Commission Requests.................................10
            (b) Filing of Amendments.....................................11
            (c) Delivery of Registration Statements......................11
            (d) Delivery of Prospectuses.................................11
            (e) Continued Compliance with Securities Laws................11
            (f) Blue Sky Qualifications..................................12
            (g) Rule 158.................................................12
            (h) Listing..................................................12
            (i) Restriction on Sale of Securities........................12
            (j) Reporting Requirements...................................12
            (k) Use of Proceeds..........................................13

      SECTION 4. Payment of Expenses.....................................13

            (a)  Expenses................................................13
            (b) Termination of Agreement.................................13

      SECTION 5. Conditions of U.S. Underwriters' Obligations............13

            (a) Effectiveness of Registration Statement..................13
            (b) Opinion of Counsel for Company...........................13
            (c) Opinion of Counsel for U.S. Underwriters.................14
            (d) Officers' Certificate....................................14
            (e) Accountants' Comfort Letter..............................14
            (f) Bring-down Comfort Letter................................14
            (g) Approval of Listing......................................15
            (h) Lock-up Agreements.......................................15
            (i) Purchase of Initial International Securities.............15
            (j) Conditions to Purchase of U.S. Option Securities.........15
            (k) Additional Documents.....................................16
            (l) Termination of Agreement.................................16

      SECTION 6. Indemnification.........................................16

            (a) Indemnification of U.S. Underwriters.....................16
            (b) Indemnification of Company, Directors and Officers.......17
            (c) Actions against Parties; Notification....................17
            (d) Settlement without Consent if Failure to Reimburse.......18

      SECTION 7. Contribution............................................18

      SECTION 8.  Representations,  Warranties and Agreements to
            Survive Delivery.............................................19

      SECTION 9. Termination of Agreement................................19

            (a) Termination; General.....................................19
            (b) Liabilities..............................................19

      SECTION 10.  Default by One or More of the U.S. Underwriters.......20

      SECTION 11.  Notices...............................................20

      SECTION 12.  Parties...............................................20

      SECTION 13.  GOVERNING LAW AND TIME................................21

      SECTION 14.  Effect of Headings....................................21




SCHEDULES
      Schedule  A - List of U.S. Underwriters.......................Sch A-1
      Schedule  B - Pricing Information.............................Sch B-1
      Schedule  C - List of Subsidiaries............................Sch C-1
      Schedule  D - List of Persons and Entities
                       Subject to Lock-up...........................Sch D-1

EXHIBITS
      Exhibit  A-1 - Form of Opinion of Company's Counsel...........   A1-1
      Exhibit  A-2 - Form of Opinion of Company's In-House
                        Counsel.....................................   A2-1
      Exhibit  B - Form of Lock-up Letter...........................    B-1

ANNEXES
      Annex  A - Form of Accountants' Comfort Letter............  Annex A-1



                         The Dial Corporation
                       (a Delaware corporation)

                   4,695,751 Shares of Common Stock
                      (Par Value $.01 Per Share)

                        U.S. PURCHASE AGREEMENT

                                                     November 10, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
NationsBanc Mongtomery Securities, Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York   10281

Ladies and Gentlemen:

     The Dial Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 704,362 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,695,751 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 704,362 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 765,000 shares of Common Stock (the "Initial International Securities") outside the United States and Canada through arrangements with Merrill Lynch International, J.P. Morgan Securities Ltd., NationsBanc Montgomery Securities, Inc., PaineWebber International (U.K.) Ltd., Prudential-Bache Securities (U.K.) Inc. and Smith Barney Inc. (the "International Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 114,750 additional shares of Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

     The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

     The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered. The price per share of the International Securities to be purchased by the International Managers shall be identical to the price per share for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-33659), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). As provided in Section 3(a), a prospectus supplement relating to the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 of the 1933 Act Regulations. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." The prospectus included in the Registration Statement relating to all offerings of Securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus;" PROVIDED, HOWEVER, that, if the Prospectus is amended or supplemented on or after the date hereof but prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement; and PROVIDED, FURTHER, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); and PROVIDED, FURTHER, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. Two forms of Prospectus (as defined below) are to be used in connection with the offering and sale of the
Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations for Non-United States Holders." Each Form of U.S. Prospectus used before such registration statement became effective, and any Form of U.S. Prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement, together with any Form of International Prospectus of even date therewith relating to the International Securities, is herein called a "preliminary prospectus." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3, and the final Form of International Prospectus, including the documents incorporated by reference therein, in each case in the forms first furnished to the Underwriters for use in connection with the offering of the Securities, are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." For purposes of this Agreement, all references to the Registration Statement, any U.S. preliminary prospectus, the U.S. Prospectus, or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.




     SECTION 1. Representations and Warranties.
                ------------------------------

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time such Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

          Each U.S. preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each U.S. preliminary prospectus and the U.S. Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and
     (C) except for dividends on the Common Stock of $0.08 per share in each of the third and fourth quarters of 1996 and the first, second and third quarters of 1997, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the International Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The Company has no "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X).

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the International Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) Authorization of Agreement. This Agreement and the
     International Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (x) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and in the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations of laws, statutes, rules, regulations, judgments, orders, writs or decrees that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property in the aggregate and do not interfere with the use made and proposed to be made of such property in the aggregate by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi) Tax Ruling. Viad Corp. (formerly known as The Dial Corp.) ("Former Parent") has received a tax ruling (the "Tax Ruling") from the Internal Revenue Service to the effect that, among other things, the distribution of the outstanding stock of the Company in August 1996 to the then stockholders of Former Parent (the "Distribution") qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986 (the "Code"), as amended. Neither the Company nor any of its subsidiaries has taken any action or omitted to take any action which may reasonably be expected to cause the Distribution to fail to qualify under Section 355 of the Code. The Tax Ruling is still effective and the Company is not aware of any event or condition which may reasonably be expected to cause the Internal Revenue Service to reverse the Tax Ruling or which may reasonably be expected to cause the Distribution to fail to qualify under
     Section 355 of the Code.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.
                -----------------------------------------------

     (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 765,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either any prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time any such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (i) with respect to the U.S. Prospectus, promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, (ii) with respect to the International Prospectus, supplement such prospectus as may be necessary to correct such statement or omission, and (iii) furnish to the U.S. Underwriters such number of copies of each such amendment or supplement as the U.S. Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) LISTING. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (i) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, or (D) any shares of Common Stock issued by the Company in connection with acquisitions by the Company; provided that, in the case of clause (D), it shall be a condition to such stock issuance that the third party receiving such shares executes a lock-up agreement on substantially the same terms as described above for a period expiring 90 days from the date of the Prospectus and there shall be no further transfer of such shares except in accordance with the provisions of such lock-up agreement.

          (j) REPORTING REQUIREMENTS. The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

     SECTION 4. Payment of Expenses. (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, copying and delivery to the Underwriters of this Agreement, any Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and
(ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

     SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) OPINION OF COUNSEL FOR COMPANY. (i) At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

               (ii) At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of the General Counsel of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.


          (c) OPINION OF COUNSEL FOR U.S. UNDERWRITERS. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
     (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (e) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (f) BRING-DOWN COMFORT LETTER. At Closing Time, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock
     Exchange, subject only to official notice of issuance.

          (h) LOCK-UP AGREEMENTS. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

          (i) PURCHASE OF INITIAL INTERNATIONAL SECURITIES.
     Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial
     International Securities under the International Purchase
     Agreement.

          (j) CONDITIONS TO PURCHASE OF U.S. OPTION SECURITES. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

               (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (ii) Opinion of Counsel for Company. (A) The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

                         (B) The favorable opinion of the General
                    Counsel of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

               (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (k) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

          (l) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) INDEMNIFICATION OF U.S. UNDERWRITERS. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
     (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto); provided, further, that the Company will not be liable to any U.S. Underwriter or any person controlling such U.S. Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the U.S. Prospectus (as amended or supplemented) if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution of the U.S. Prospectus in a timely manner) to the U.S. Underwriter and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary U.S. prospectus which was corrected in the U.S. Prospectus and (ii) the giving or sending of such U.S. Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim or damage or expense would have constituted the sole defense to the claim asserted by such person.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

     SECTION 9. Termination of Agreement.
                ------------------------

     (a) TERMINATION; GENERAL. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, the non-defaulting U.S. Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representative(s) or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Scott E. Haggard; and notices to the Company shall be directed to it at 15501 North Dial Boulevard, Scottsdale, Arizona 85260-1619, attention of Jane E. Owens, Senior Vice President and General Counsel.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.




     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                   Very truly yours,

                                   THE DIAL CORPORATION


                                   By: /s/ Malcolm Jozoff
                                       ----------------------------------------
                                       Malcolm Jozoff
                                       Chairman of the Board of Directors,
                                       President  and  Chief  Executive Officer

CONFIRMED AND ACCEPTED,
      AS OF  THE  DATE  FIRST  ABOVE WRITTEN:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P.MORGAN SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.



By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By:  /s/ Scott E. Haggard
     ---------------------------
     Authorized Signatory



For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.




                              SCHEDULE A


      Name of U.S. Underwriter                                     Number of
      ------------------------                                    Initial U.S.
                                                                  Securities
                                                                  ----------

Merrill Lynch, Pierce, Fenner & Smith Incorporated .........           597,626
J.P. Morgan Securities Inc. ................................           597,625
NationsBanc Montgomery Securities, Inc. ....................           597,625
PaineWebber Incorporated ...................................           597,625
Prudential Securities Incorporated .........................           597,625
Smith Barney Inc. ..........................................           597,625
Bear, Stearns & Co. Inc.....................................           150,000
Credit Suisse First Boston Corporation......................           150,000
Donaldson, Lufkin & Jenrette Securities Corporation.........           150,000
A.G. Edwards & Sons, Inc....................................           150,000
Goldman, Sachs & Co.........................................           150,000
Lehman Brothers Inc.........................................           150,000
Edward D. Jones & Co., L.P..................................            70,000
RBC Dominion Securities Corporation.........................            70,000
Wheat, First Securities, Inc................................            70,000
                                                               ---------------

Total.......................................................         4,695,751
                                                               ===============




                              SCHEDULE B

                         THE DIAL CORPORATION

                   4,695,751 Shares of Common Stock
                      (Par Value $0.01 Per Share)



     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $18.3125.

     2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $17.3925, being an amount equal to the initial public offering price set forth above less $0.92 per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.




                              SCHEDULE C

                             SUBSIDIARIES



Andora S.A. (Mexico)
ARMOUR INTERNATIONAL COMPANY (Arizona)
      AIC Foreign Sales Corporation (Virgin Islands)
      The Dial Corporation (Panama), S.A. (Panama)
Dial Consumer Products (UK) Limited (United Kingdom)
      Armour International Limited (United Kingdom)
The Dial Corporation (Hong Kong) Limited
The Dial Corporation Mexico, S.A., de C.V. (Mexico)
The Dial Corporation (Puerto Rico), Inc. (Arizona)
Ft. Madison Dial, Inc. (Iowa)
ISC International Ltd. (British Virgin Islands)
      ISC Incodisa Soap & Cosmetics (U.K.) Limited (United Kingdom) Industrias Corporativas Diversificadas, S.A. (Guatemala)
      ISC Incodisa Soap & Cosmetics - Nyon (Switzerland)
      I.S.C. Internacional S.A. (Guatemala)
Limpioquim San Juan S.A. (Argentina)
Nuevo Federal S.A. (Argentina)
Philidial International, Inc. (Delaware)
Purex de Panama, S.A. (Panama)
Sulfargen S.A. (Argentina)
Dial Receivables Corporation (Delaware)




                              SCHEDULE D

Malcolm Jozoff
Pataricia I. Bowman
Daniel J. King
Scott McHenry
Jane E. Owens
Susan J. Riley
Lowell L. Robertson
Mark R. Shook
Bernhard J. Welle
Joy A. Amundson
Herbert M. Baum
Joe T. Ford
Thomas L. Gossage
Donald E. Guinn
Michael T. Riordan
Dennis C. Stanfill
Barbara S. Thomas
A. Thomas Young



 [Form of Opinion of Company's Counsel to be Delivered Pursuant to Section
                               5(b)(i)]
                                                           Exhibit A-1

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities, Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10281

Merrill Lynch International
J.P. Morgan Securities Ltd.
NationsBanc Montgomery Securities, Inc.
PaineWebber International
Prudential-Bache Securities (U.K.) Inc.
Smith Barney Inc.
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England EC2Y 9LY

Ladies and Gentlemen:

           We are acting as special counsel to The Dial Corporation, a Delaware corporation (the "Company"), in connection with the underwritten public offerings of 5,460,751 shares of the Company's Common Stock (the "Securities"), pursuant to (i) a Purchase Agreement (the "U.S. Purchase Agreement"), dated as of November 10, 1997, among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc., as representatives of the U.S. Underwriters, and (ii) an International Purchase Agreement (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements") among the Company and Merrill Lynch International, J.P. Morgan Securities Ltd., NationsBanc Montgomery Securities, Inc., PaineWebber International, Prudential-Bache Securities (U.K) Inc. and Smith Barney Inc., as representatives of the International Managers. This opinion is being delivered pursuant to Section 5(b) of each of the Purchase Agreements and simultaneously with the payment by the Underwriters to the Company for the Securities. Except as provided herein, all capitalized terms used herein which are defined in the Purchase Agreements have the respective meanings specified therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

           In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company such certificates of public officials and such other documents, and (iii) reviewed such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

           In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Purchase Agreements and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others, and assume compliance on the part of all parties to the Purchase Agreements with their covenants and agreements contained therein. With respect to the opinion expressed in paragraph 3 below, we have relied solely upon certificates of public officials from the jurisdictions identified in such opinion, copies of which have been provided to you. With respect to the opinion expressed in paragraph 8 below regarding the effectiveness of the Registration Statement and the absence of any stop orders or proceedings for that purpose, we are relying solely upon the oral advice of the staff of the Securities and Exchange Commission (the "Commission").

           Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Purchase Agreements.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the States of Arizona, Iowa, Missouri, Pennsylvania and California.

4. All of the authorized, issued and outstanding Common Stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization"; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter and by-laws of the Company or under any agreement, which has been filed as an exhibit to the Registration Statement (the "Applicable Contracts").

5. All of the authorized, issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreements and, when issued and delivered by the Company pursuant to the Purchase Agreements against payment of the consideration set forth in the Purchase Agreements, will be duly authorized, validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability under the Delaware General Corporation Law by reason of being such a holder.

6. The issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Delaware General Corporation Law, under the charter or by-laws of the Company or, to the best of our knowledge, under any contract with any securityholder.

7. Each of the Purchase Agreements has been duly authorized, executed and delivered by the Company.

8. The Registration Statement[, including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

9. The Registration Statement[, including any Rule 462(b) Registration Statement, as applicable,] the Prospectuses, and each amendment or supplement to the Registration Statement and the Prospectuses, as of their respective effective or issue dates (other than the financial statements, related notes, supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act or the 1933 Act Regulations and the rules thereunder.

10. The documents incorporated by reference in the Prospectuses (other than the financial statements, related notes, supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commissioner thereunder.

11. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

12. The information in the Prospectuses under "Description of Capital Stock," and "Certain United States Federal Tax Considerations for Non-United States Holders" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal conclusions, has been reviewed by us and fairly presents in all material respects, such matters, summaries or conclusions.

13. No filing with, or authorization approval, consent, license, order, registration, qualification or decree of, any New York, Delaware or federal court or governmental authority or New York, Delaware or federal agency, is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreements or for the offering, issuance, sale or delivery of the Securities (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states).

14. The execution, delivery and performance of the Purchase Agreements and the consummation of the transactions contemplated in the Purchase Agreements (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Applicable Contract, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable federal, New York or Delaware law, statute, rule, regulation, or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the United States, or New York or Delaware having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, which in any such case would result in a Material Adverse Effect; provided, however, that we express no opinion with respect to any violation, breach or default or Repayment Event, as applicable, not ascertainable from the face of any agreement, instrument, judgment, decree or order referred to above, or arising under or based upon any cross-default provision insofar as any such violation relates to a default under an agreement or instrument that is not an Applicable Contract or such violation arises under or is based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

15. The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

           In the course of the preparation by the Company of the Registration Statement and the Prospectuses (other than the documents incorporated by reference therein), we attended conferences with certain of the officers of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectuses were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, we attended additional conferences with certain of the officers of, and the independent public accountants for, the Company, at which the contents of the Prospectuses were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completenesss or fairness of the statements contained in the Registration Statement and the Prospectuses (including the documents incorporated by reference therein), other than as set forth in paragraph 12 above. Subject to the foregoing and on the basis of the information we gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent accountants for, the Company, nothing has come to our attention that causes us to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses as of their dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, nothing has come to our attention in the course of proceedings described in the second sentence of this paragraph that causes us to believe that the Prospectuses on the date and time of delivery of this letter contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included or incorporated by reference in or omitted from the Registration Statement or the Prospectuses.

           The opinions set forth above are subject to the following additional qualifications:

           (A) Our opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as the availability of equitable remedies), whether such principles are considered in a proceeding at law or equity.

           (B) Our opinions are subject to the effect of, and we express no opinion with respect to, the application of or compliance with, state securities or blue sky laws.

           The opinions expressed herein are limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

           The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                         Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                             By:______________________________________
                                         Stuart H. Gelfond




 [Form of Opinion of Company's In-House Counsel to be Delivered Pursuant to
                           Section 5(b)(ii)]
                                                           Exhibit A-2

                                                     November __, 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities, Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10281


Merrill Lynch International
J.P. Morgan Securities Ltd.
NationsBanc Montgomery Securities, Inc.
PaineWebber International
Prudential-Bache Securities (U.K.) Inc.
Smith Barney Inc.
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England EC2Y 9LY

Ladies and Gentlemen:

           I am acting as in-house counsel to The Dial Corporation, a Delaware corporation (the "Company"), in connection with the underwritten public offerings of 5,460,751 shares of the Company's Common Stock (the "Securities"), pursuant to (i) a Purchase Agreement (the "U.S. Purchase Agreement"), dated as of November 10, 1997, among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc., as representatives of the U.S. Underwriters, and (ii) an International Purchase Agreement (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements") among the Company and Merrill Lynch International, J.P. Morgan Securities Ltd., NationsBanc Montgomery Securities, Inc., PaineWebber International, Prudential-Bache Securities (U.K.) Inc. and Smith Barney Inc., as representatives of the International Managers. Except as provided herein, all capitalized terms used herein which are defined in the Purchase Agreements have the respective meanings specified therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

           In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) reviewed such information from officers and representatives of the Company as I have deemed necessary or appropriate for the purposes of this opinion.

           In all such examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Purchase Agreements and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others, and assume compliance on the part of all parties to the Purchase Agreements with their covenants and agreements contained therein.

           Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

           1. Each Subsidiary incorporated in the state of Delaware
(a "Delaware Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct is business as described in the Prospectuses; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Delaware Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, [free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity]; to my knowledge, none of the outstanding shares of capital stock of any Delaware Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Delaware Subsidiary.

           2. To my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company of its obligations thereunder.

           3. To my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein of filed or incorporated by reference as exhibits thereto.

           The opinions set forth above are subject to the following additional qualifications:

           (A) My opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as the availability of equitable remedies, whether such principles are considered in a proceeding at law or equity.

           (B) My opinions are subject to the effect of, and I express no opinion with respect to the application of or compliance with, state securities or blue sky laws.

           The opinions expressed herein are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, as currently in effect. I assume no obligations to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

           The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

                                                Very truly yours,


                                    By:_______________________________________
                                                  Jane E. Owens





    [Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

                                                             Exhibit B

                                                                , 1997
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities, Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.,
   as Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement
C/O  MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
North Tower
World Financial Center
New York, New York  10281

     Re: Proposed Public Offering by The Dial Corporation

Dear Sirs:

     The undersigned, a stockholder and/or officer and/or director of The Dial Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                          Very truly yours,

                                          Signature: _______________________
                                          Print Name: ______________________





                                                               Annex A

     FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

          (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder;

          (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three-month periods ended March 30, 1996 and March 29, 1997, the six-month periods ended June 29, 1996 and June 28, 1997, and the nine-month periods ended September 28, 1996 and September 27, 1997 included or incorporated by reference in the Registration Statement and the Prospectuses (collectively, the "10-Q Financials") a reading of the minutes of all meetings of the stockholders and directors of the Company since December 31, 1996, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the 10-Q financials and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               (A) the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;

               (B) at a specified date not more than five days prior to the date of this Agreement, there was any change in the common stock of the Company or any increase in the long-term debt of the Company or any decreases in the consolidated net current assets or stockholders' equity of the Company, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

               (C) for the period from September 27, 1997 to a specified date not more than five days prior to the date of this Agreement, there was any decreases, in each case as compared with the comparable period in the preceding year, in the consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

          (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Consolidated Financial Information included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Information included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Consolidated Financial Information are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

          (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

          (v) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.